EXHIBIT 99.1

[SciQuest Logo]

SciQuest Reports Third Quarter 2003 Results

SciQuest delivered record EPS

Record low expenses lead to lowest cash burn

Solid quarter-end cash position of over $21 million

RESEARCH TRIANGLE PARK, N.C., October 30, 2003 – SciQuest, Inc. (NASDAQ: SQST) today reported a net loss from continuing operations on a GAAP basis of $3.4 million, or ($0.90) per share.

“With tremendous momentum in the higher education sector and continued support form our life sciences market, our customers and partners continue to validate the need for an integrated procurement automation solution,” said Stephen J. Wiehe, president and CEO at SciQuest. “We have just completed another solid quarter and are very pleased with the financial results. We achieved our lowest net loss and net loss per share since we went public in 1999. Our cash outlay of $2.4 million is also a record low.”

Third Quarter Results

Revenues from continuing operations in the third quarter of 2003 consisted of $1.5 million from licenses and other professional services, which is down from $1.8 million in the second quarter of 2003 and equal to the $1.5 million of revenues in the third quarter of 2002. Revenues in the second quarter of 2003 consisted of $1.6 million from licenses and other professional services and $230,000 from advertising revenue.

Gross profit in the third quarter of 2003 was $322,000 compared to $352,000 in the second quarter of 2003 and ($322,000) in the third quarter of 2002.

In the third quarter of 2003, operating expenses were $3.8 million, a 19% reduction from $4.7 million in the second quarter of 2003 and a 31% reduction from $5.5 million in the third quarter of 2002. The decrease reflected continuing efforts to control and reallocate resources throughout the organization. Operating expenses in the third and second quarters of 2003 include restructuring charges of $140,000 and $650,000, respectively.

In the third quarter of 2003, the net loss on a GAAP basis was $3.4 million, or ($0.90) per share. In the second quarter of 2003, the net loss was $4.6 million, or ($1.20) per share. In the third quarter of 2002, the net loss was $5.7 million, or ($1.44) per share.

Cash and investments at September 30, 2003 equaled $21.4 million.

In the past, SciQuest has included a presentation of certain financial measures such as operating expenses and net income “before non-cash and other charges,” on a non-GAAP basis, in addition to its standard GAAP basis. SciQuest presented its financial results in this manner because it had been incurring significant non-cash charges, primarily relating to stock warrants and goodwill amortization, and it believed this information to be useful to investors. However, the effect of these non-cash and other charges has decreased in recent quarters. Therefore, in order to simplify its financial presentation and to adhere to the requirements of GAAP, SciQuest intends to report these financial measures solely on a GAAP basis beginning with this quarter.

During the third quarter of 2003, customer contracts signed (i.e. new contract bookings) was equal to $2.6 million.

This release contains references to new contract bookings, which is a non-GAAP financial measure. SciQuest management believes that the disclosure of new contract bookings provides investors with greater insight to its operating results, including the immediate results of SciQuest’s sales efforts, and greater insight into future revenue streams that are expected to result from these contracts. SciQuest management uses new contract bookings internally to measure and analyze sales performance and to forecast future revenues. This release contains a reconciliation of new contract bookings to the GAAP revenue that is expected to be recognized from these contracts under the caption “Reconciliation of Bookings to Generally Accepted Accounting Principles (GAAP) Revenue (Unaudited).”

Highlights since June 30, 2003:

•	The Educational and Institutional Cooperative Service (E&I) has signed a deal with SciQuest to deliver its first online catalog to 1,800 member institutions through SciQuest’s HigherMarkets procurement solution.

•	SCT and SciQuest expanded their relationship to collaboratively develop and market a solution that integrates SciQuest’s HigherMarkets™ e-procurement solution with the SCT Banner® Finance system. The solution will help institutions maintain the integrity of their financial information by tying the two systems together and allowing them to access and update the same financial information in real time. Designed specifically for higher education, the solution will help institutions avoid duplicate data and redundant processes.

•	SciQuest was ranked Ninth in the Deloitte & Touche’s prestigious Technology Fast 50 program for North Carolina, a ranking of the 50 fastest growing technology companies in the area by Deloitte & Touche LLP. Rankings are based on the percentage of growth in fiscal year revenues over five years, from 1998-2002.

•	SciQuest signed a long-term license agreement with a Top 20 global pharmaceutical company for SciQuest’s Spend Director. The company will enable its preferred vendors along with SciQuest’s Science Catalog with Spend Director.

SciQuest will host a conference call to discuss the third quarter 2003 results and future outlook at 10:00 a.m. ET on October 30, 2003. The conference call will be available live via web cast on SciQuest’s web site at www.sciquest.com, in the Investor Relations section. The call will also be available via telephone at 888-987-0082 for domestic callers and +1-484-630-0993 for international callers (passcode: SciQuest Q3). The dial-in number for the replay will be 888-566-0572 for domestic callers and +1-402-998-0838 for international callers (no passcode is necessary). The telephone replay will be available until 8:00 p.m. ET on Sunday, November 9, 2003.

About SciQuest

SciQuest provides technology, services and domain expertise to optimize the procurement automation process for the life sciences, industrial research and higher education markets. SciQuest solutions enable research-intensive organizations to reduce costs, improve quality and speed the process of innovation by helping them find and acquire resources and manage the lifecycle of critical assets.

Many of the world’s leading pharmaceutical, biotechnology, chemical and academic organizations rely on SciQuest solutions such as Pfizer, Biogen, Schering-Plough, GlaxoSmithKline, Roche, University of Michigan, University of Pennsylvania, Arizona State University and Indiana University. SciQuest is headquartered in Research Triangle Park, NC. For more information about SciQuest, please visit www.sciquest.com or call +1-919-659-2100.

Statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including all statements regarding the Company’s customer momentum and sales execution, future revenues, opportunities for future growth, position for future success and future rewards for stockholders. For such statements, the Company claims the protection of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995. The potential risks and uncertainties associated with these forward-looking statements could cause actual results to differ materially from those presented herein, and the reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements are discussed in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2003, filed with the Securities and Exchange Commission, under the caption “Factors That May Affect Future Results”, and include the risk that forecasting future performance may be difficult, that the Company may not experience revenue growth and that the Company may not achieve profitability.

SciQuest and SelectSite are registered trademarks of SciQuest, Inc. LifeCycle and HigherMarkets are trademarks of SciQuest, Inc.

Contacts:
Media Relations: Kristi Lee 919-659-2406 klee@sciquest.com	Investor Relations : Suzanne Miglucci 919-659-2148 smiglucci@sciquest.com

— End of Text —

SciQuest

Condensed Statements of Operations (Unaudited)

	Quarter Ended 9/30/03	Quarter Ended 6/30/03	Quarter Ended 9/30/02
Revenues:
License fees and other professional services	$1,491,428	$1,829,868	$1,530,828

Cost of revenues:
Cost of license fees and other professional services	545,927	808,840	630,947
Amortization of acquired and capitalized software costs related to license fees	623,152	668,831	1,222,293

Total cost of revenues	1,169,079	1,477,671	1,853,240

Gross profit (loss)	322,349	352,197	(322,412)

Operating expenses:
Development.	1,146,994	1,173,350	2,175,551
Non-cash stock-based employee compensation	—	1,154	71,134

Total development expenses	1,146,994	1,174,504	2,246,685

Sales and marketing.	1,003,774	958,432	1,152,426
Non-cash stock-based employee comp. and customer acquisition	6,215	3,437	29,881

Total sales and marketing expenses	1,009,989	961,869	1,182,307

General and administrative	1,477,135	1,890,127	2,006,991
Non-cash stock-based employee comp. and amortization of intangibles	18,285	21,983	31,204

Total general and administrative expenses	1,495,420	1,912,110	2,038,195

Restructuring	140,000	650,000	—

Total operating expenses	3,792,403	4,698,483	5,467,187

Operating loss	(3,470,054)	(4,346,286)	(5,789,599)

Other income (expense):
Interest income	108,529	131,911	236,339
Interest expense	(19,935)	(26,054)	(26,597)
Other, net	(8,760)	(5,580)	(9,957)

Total other income (expense), net	79,834	100,277	199,785

Loss from continuing operations before cumulative effect of accounting change for impairment of goodwill	(3,390,220)	(4,246,009)	(5,589,814)
Loss from discontinued operations (including loss on disposal of $247,000 in May 2003)	—	(358,353)	(127,776)

Net loss	$(3,390,220)	$(4,604,362)	$(5,717,590)

Net loss per common share—basic and diluted:
From continuing operations before cumulative effect of accounting change	$(0.90)	$(1.11)	$(1.41)
Loss from discontinued operations (including $0.06 from loss on disposal in May 2003)	—	(0.09)	(0.03)

Net loss per share-basic and diluted	$(0.90)	$(1.20)	$(1.44)

Weighted-average common shares outstanding—basic and diluted	3,750,156	3,836,670	3,965,226

SciQuest

Condensed Statements of Operations (Unaudited)

	Nine Months Ended 9/30/03	Nine Months Ended 9/30/02
Revenues:
License fees and other professional services	$5,009,414	$4,929,415

Cost of revenues:
Cost of license fees and other professional services	2,060,000	2,176,830
Amortization of acquired and capitalized software costs related to license fees	2,429,894	3,294,499

Total cost of revenues	4,489,894	5,471,329

Gross profit (loss)	519,520	(541,914)

Operating expenses:
Development.	3,608,315	5,948,404
Non-cash stock-based employee compensation	63,531	210,799

Total development expenses	3,671,846	6,159,203

Sales and marketing.	3,212,396	3,238,523
Non-cash stock-based employee comp. and customer acquisition	12,200	(326,877)

Total sales and marketing expenses	3,224,596	2,911,646

General and administrative	5,701,624	5,728,473
Non-cash stock-based employee comp. and amortization of intangibles	70,578	1,890,678

Total general and administrative expenses	5,772,202	7,619,151

Restructuring	1,170,000	—
Impairment of intangible assets	—	7,155,914

Total operating expenses	13,838,644	23,845,914

Operating loss	(13,319,124)	(24,387,828)

Other income (expense):
Interest income	402,380	842,543
Interest expense	(66,126)	(71,554)
Other, net	(13,877)	8,384

Total other income (expense), net	322,377	779,373

Loss from continuing operations before cumulative effect of accounting change for impairment of goodwill	(12,996,747)	(23,608,455)
Loss from discontinued operations (including loss on disposal of $247,000)	(448,177)	(113,784)
Cumulative effect of accounting change for impairment of goodwill	—	(38,257,357)

Net loss	$(13,444,924)	$(61,979,596)

Net loss per common share—basic and diluted:
From continuing operations before cumulative effect of accounting change	$(3.39)	$(6.03)
Loss from discontinued operations (including $0.06 from loss on disposal)	(0.12)	(0.03)
Cumulative effect of accounting change	—	(9.78)

Net loss per share-basic and diluted	$(3.51)	$(15.84)

Weighted-average common shares outstanding—basic and diluted	3,835,766	3,911,779

SciQuest

Condensed Balance Sheets

	September 30, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current assets
Cash and short-term investments	$17,509,239	$21,901,411
Accounts receivable	917,846	2,293,902
Other current assets	2,096,319	2,837,131

Total current assets	20,523,404	27,032,444

Long-term investments	3,889,000	9,254,841
Property and equipment—net	1,407,529	2,734,113
Capitalized software and web site development—net	6,241,317	8,192,335
Other intangible assets—net	201,128	415,642
Other assets	514,593	209,961

Total assets	$32,776,971	$47,839,336

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$8,460,284	$8,753,930
Capital lease obligations and long-term debt	1,562,833	1,862,833

Total liabilities	10,023,117	10,616,763

Stockholders’ equity (3,739,305 and 4,019,643 common shares outstanding, net of treasury shares, as of September 30, 2003 and Dec. 31, 2002, respectively)	22,753,854	37,222,573

Total liabilities and stockholders’ equity	$32,776,971	$47,839,336

SciQuest

Reconciliation of Bookings to Generally Accepted Accounting Principles (GAAP) Revenue (Unaudited)

Bookings refer to the total amount of revenue that is expected to be recognized from customer contracts executed during the applicable quarter. The revenue resulting from such contracts will be recognized over the life of the contract, as more specifically set forth below:

New contract bookings in the third quarter of 2003	$2,600,000

Fiscal year in which revenue from bookings will be recognized per GAAP
2003	$290,000
2004	370,000
2005	460,000
2006	440,000
2007	540,000
2008	340,000
2009	100,000
2010	60,000

Total	$2,600,000